UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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BEHRINGER HARVARD OPPORTUNITY REIT II, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________

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Behringer Harvard Opportunity REIT II, Inc.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 10, 2014

TIME AND DATE:	9:00 a.m. local time on Wednesday, September 10, 2014.

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Directions to the Annual Meeting can be obtained by calling the Shareholder Services Department at (866) 655-3650.

ITEMS OF BUSINESS:
(1) To elect seven individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on June 12, 2014.

ANNUAL REPORT:	This proxy statement, proxy card, and our 2013 Annual Report to stockholders are being mailed to you on or about June 30, 2014.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The Proxy Statement, including a form of proxy, and our 2013 Annual Report to Stockholders are available online at www.behringerinvestments.com/OP2-2014proxy.

PROXY VOTING:
Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible.  You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the pre-addressed, postage-paid envelope provided, or by using the telephone or the Internet.  For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

Terri Warren Reynolds
Secretary

June 30, 2014
Addison, Texas

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

____________________

Proxy Statement

_____________________

2014 Annual Meeting of Stockholders
To Be Held September 10, 2014
_______________________________

We are providing these proxy materials in connection with the solicitation by the board of directors of Behringer Harvard Opportunity REIT II, Inc. (“Behringer Harvard Opportunity REIT II,” the “Company,” “we,” “our,” or “us”), a Maryland corporation, of proxies for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 10, 2014, at 9:00 a.m. local time at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2014 Annual Meeting.

This proxy statement (the “Proxy Statement”), which includes the Notice of the 2014 Annual Meeting, the accompanying form of proxy, and voting instructions, as well as our 2013 Annual Report to stockholders, are first being mailed or given to stockholders on or about June 30, 2014.

Annual Report

Our Annual Report for the year ended December 31, 2013, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”), is enclosed with this Proxy Statement.

Our Annual Report on Form 10-K, as filed with the SEC, may be accessed online through the website maintained for us at www.behringerinvestments.com or through the SEC’s website at www.sec.gov.  In addition, you may request a copy of our Annual Report by writing or telephoning us at the following address:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3600.  If requested by stockholders, we will also provide copies of exhibits to our Annual Report on Form 10-K for a reasonable fee.

Stockholders Entitled to Vote

Anyone who is a stockholder of record at the close of business on June 12, 2014 (the “Record Date”), or holds a valid proxy for the Annual Meeting, is entitled to receive the accompanying notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 25,988,621 shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

To vote by proxy, simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the seven nominees named below.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  A quorum consists of the presence, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast at the Annual Meeting.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes, abstentions, and broker non-votes (discussed below) will be counted as present for purposes of determining the existence of a quorum.

A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.  Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner.  Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the Annual Meeting.  Please see below for the effect of a broker non-vote on the proposal presented in your proxy.

A majority of the votes present in person or by proxy at the Annual Meeting is required for the election of each director, provided a quorum is present.  This means that, of the shares present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors.  Because of this majority vote requirement, withheld votes and broker non-votes will have the effect of a vote against each nominee for director.  If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Proxy Voting by Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards.  Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards.  The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the enclosed proxy card for instructions.  If you choose not to authorize a proxy by telephone or by Internet, please complete, sign, and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal to elect directors.  If other matters are properly presented at the Annual Meeting for consideration, and if you properly submit your vote by proxy, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this Proxy Statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•	providing written notice of such revocation to the Secretary of the Company;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy will be counted); or

•	attending and voting your shares in person at the Annual Meeting. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders.  We have engaged Boston Financial Data Services to assist with the solicitation of proxies in conjunction with the Annual Meeting and expect to pay Boston Financial an aggregate fee of up to approximately $25,000 for these services.  Furthermore, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Apart from the arrangements with Boston Financial Data Services described above, our officers and employees of Behringer Harvard Opportunity Advisors II, LLC (our “Advisor”) or its affiliates may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING THE 2014 ANNUAL MEETING

Q:           How do I vote?

A:           You may vote your shares of common stock either in person or by proxy.  Stockholders have the following three options for submitting their votes by proxy: (1) over the Internet; (2) by telephone; or (3) by mail, using the pre-addressed, postage-paid envelope provided with this Proxy Statement.  Please refer to the enclosed proxy card for further voting instructions.  If you attend the Annual Meeting, you also may submit your vote in person, and any previous proxy votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting.  If you return your signed proxy card, your shares will be voted as you instruct, unless you give no instructions with respect to one or more of the proposals.  In that case, unless you instruct otherwise, your shares of common stock will be voted FOR the nominees for director.  With respect to any other proposals to be voted on, your shares of common stock will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of our executive officers.

Q:           What vote is necessary to constitute a quorum?

A:           Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  A quorum consists of the presence, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast at the Annual Meeting.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum.

Q:           What vote is necessary for action to be taken?

A:           Under our charter, a majority of the votes present in person or by proxy at the Annual Meeting at which a quorum is present is required for the election of the directors. This means that, of the shares present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors.  Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director.  If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.  If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Q:           Are there any other matters to be presented at the Annual Meeting?

A:           Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal discussed in this Proxy Statement and specified in the Notice of the 2014 Annual Meeting, nor have we been notified of any stockholder proposals for consideration at the Annual Meeting.  If other matters are properly presented at the

Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  We are not aware of any other matters to be raised at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of seven members, four of whom (Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer, and Cynthia Pharr Lee) have been determined by the board of directors to be “independent” as the term is defined in our charter and the New York Stock Exchange (“NYSE”).  The board of directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2015 Annual Meeting of Stockholders:  Robert S. Aisner, Michael J. O’Hanlon, Andreas K. Bremer, Michael D. Cohen, Diane S. Detering-Paddison, Jeffrey P. Mayer, and Cynthia Pharr Lee.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. We expect each nominee for election as a director to be able to serve if elected. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substitute nominee.

Vote Required

A majority of the shares present in person or by proxy at the Annual Meeting is required for the election of the directors, provided a quorum is present.  This means that, of the shares present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board. Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

The principal occupations and certain other information about the nominees are set forth below.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Robert S. Aisner, 67, has served as one of our directors since inception and as Chairman of the Board since February 2013. Mr. Aisner served as our Chief Executive Officer from June 2008 through January 2012, as our President from our inception in January 2007 through January 2012, and as Vice Chairman of the Board from January 2012 through February 2013 when he was appointed as Chairman of the Board. From July 2005 through June 2008, Mr. Aisner served as our Chief Operating Officer.  In addition, Mr. Aisner serves as a director and Chairman of the Board of Behringer Harvard Opportunity REIT I, Inc. (“Behringer Harvard Opportunity REIT I”), as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”), and as a director of TIER REIT, Inc. (formerly, Behringer Harvard REIT I, Inc.).  Furthermore, Mr. Aisner serves as a Class II Director of Priority Senior Secured Income Fund, Inc., a closed-end management investment company jointly advised by an affiliate of our sponsor Behringer Harvard Holdings, LLC (“Behringer”) and Prospect Capital Management, LLC. Mr. Aisner is also Chief Executive Officer of our Advisor and Chief Executive Officer and President of Behringer.

Mr. Aisner has over 30 years of commercial real estate experience with acquiring, managing and disposing of properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia. In addition to Mr. Aisner’s commercial real estate experience, as an officer and director of Behringer sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  From 1996 until joining Behringer in 2003, Mr. Aisner served as: (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT that focused on the development, acquisition and management of upscale apartment communities and an advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (2) President of AMLI Management Company, which oversaw all of AMLI’s apartment operations in 80 communities; (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties; (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services; and (5) Vice President of

AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group. Mr. Aisner is a member of the Board of Directors of the Association of Foreign Investors in Real Estate (AFIRE), the Board of Directors of the National Multi-Housing Council (NMHC), the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA).  From 1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Our board of directors has concluded that Mr. Aisner is qualified to serve as one of our directors for reasons including his more than 30 years of commercial real estate experience.  This experience allows him to offer valuable insight and advice with respect to our investments and investment strategies.  In addition, as the Chief Executive Officer of our Advisor and with prior experience as an executive officer of a New York Stock Exchange-listed REIT, Mr. Aisner is able to direct the board of directors to the critical issues facing our company.  Further, as a director of TIER REIT, Inc., Behringer Harvard Multifamily REIT I, and Behringer Harvard Opportunity REIT I, he has an understanding of the requirements of serving on a public company board.

Michael J. O’Hanlon, 63, has served as our Chief Executive Officer and President since January 2012 and as one of our directors since February 2013. Mr. O’Hanlon also serves as Chief Executive Officer and President of several other Behringer-sponsored programs, including Behringer Harvard Opportunity REIT I.  In addition, Mr. O’Hanlon has served as a director of Behringer Harvard Opportunity REIT I since February 2013.

Prior to his appointment as an officer of the Company, Mr. O’Hanlon was an independent director of Adaptive REIT from September 2011 through December 2011.  From September 2010 to December 2011, Mr. O’Hanlon was President and Chief Operating Officer of Billingsley Company, a major Dallas, Texas based owner, operator and developer that has interests in commercial office, industrial, retail, and multifamily properties.  From November 2007 to October 2009, Mr. O’Hanlon served as Chief Executive Officer and President for Inland Western Retail Real Estate Trust, Inc., a public non-traded REIT, where he was responsible for an $8.5 billion national retail and office portfolio consisting of 335 properties and 51 million square feet.  From January 2005 to October 2007, Mr. O’Hanlon served as head of Asset Management for Inland Real Estate Group of Companies. In total, Mr. O’Hanlon has over 30 years of management experience with public and private firms with commercial real estate portfolios, with a broad range of responsibilities including overseeing acquisitions, dispositions, restructurings, joint ventures and capital raising, and with experience with a diverse group of real estate-related investments including multifamily and debt-related investments.  Mr. O’Hanlon received a Masters of Business Administration, Finance-Money and Financial Markets degree from Columbia University Graduate School of Business. Mr. O’Hanlon has also received a Bachelor of Science, Accounting degree from Fordham University. Mr. O’Hanlon has served and been an active member of the Real Estate Roundtable, NAREIT, ICSC and ULI.

Our board of directors has concluded that Mr. O’Hanlon is qualified to serve as one of our directors for reasons including his over 30 years of management experience.  His significant experience in commercial real estate allows him to complement the other board members in providing valuable investment advice.

Andreas K. Bremer, 57, has served as one of our independent directors since November 2007 and serves as Chairman of the German International School in Dallas since 2009.  Mr. Bremer currently serves as Executive Vice President of International Capital, LLC, a position he has held since 2005.  Mr. Bremer joined International Capital as its Chief Financial Officer in October 2002.  International Capital specializes in acquisition, disposition, management and administration of commercial investment properties, and Mr. Bremer is responsible for all financial aspects of the company’s operations.  Before joining International Capital, Mr. Bremer was the Chief Financial Officer of ATLASwerks®, a leading communication software company in Dallas.  He acted as a corporate finance consultant for two years at McKinsey & Co. in both the Dallas and New York offices and served as Vice President of Finance and Treasurer at Paging Network, Inc. Mr. Bremer started his career at COMMERZBANK AG in Germany and spent seven of his 13-year tenure at the company’s New York and Atlanta offices.  Mr. Bremer has over 25 years of financial and general management experience with extensive knowledge of corporate finance and commercial lending both in the United States and other countries, particularly Germany and holds a degree as CCIM.  He was the Director of the Texas Warburg Chapter of the American Council on Germany in Dallas and, as Knight of Justice, is a member of the Order of St. John.  Mr. Bremer received a law degree from the Johannes-Gutenberg University in Mainz, Germany.

Our board of directors has concluded that Mr. Bremer is qualified to serve as one of our directors for reasons including his more than 25 years of financial and general management experience, including international corporate finance and commercial lending.  Mr. Bremer has served in various financial management positions and has significant experience in acquisition, disposition, management, and administration of commercial real estate investments. In addition, Mr. Bremer’s international background brings a unique perspective to our board.

Michael D. Cohen, 40, has served as our Executive Vice President since October 2011 and as one of our directors since February 2013.  Mr. Cohen also serves as Executive Vice President of Behringer Harvard Holdings, and Executive Vice President—International Platform of Harvard Property Trust.  Mr. Cohen also works closely with Behringer Securities to develop institutional investments and manage relationships with the company’s institutional investors.  Mr. Cohen joined Behringer in 2005 from Crow Holdings, the investment office of the Trammell Crow Company, where he concentrated on the acquisition and management of the firm’s office, retail, and hospitality assets.  Mr. Cohen began his career in 1997 at Harvard Property Trust and Behringer Partners, predecessor companies to Behringer.  He received a Bachelor of Business Administration degree from the University of the Pacific in Stockton, California, and a Masters degree in Business and Finance from Texas Christian University in Fort Worth, Texas.  He is a member of the Association of Foreign Investors in Real Estate.  Our board of directors has concluded that Mr. Cohen is qualified to serve as one of our directors for reasons including his significant experience in commercial real estate, which allows him to provide valuable investment advice.

Diane S. Detering-Paddison, 55, has served as one of our independent directors since June 2009.  Effective July 1, 2014, Ms. Detering-Paddison retired from her position as Chief Strategy Officer of Cassidy Turley, one of the nation’s largest commercial real estate service providers, in order to focus on 4word, www.4wordwomen.org, a not-for-profit organization she founded that connects, leads and supports professional Christian women and enables them to reach their potential.  Prior to joining Cassidy Turley, Ms. Detering-Paddison served as the Chief Operating Officer of ProLogis, an owner, manager, and developer of distribution facilities, from June 2008 until January 2009.  Prior to that, Ms. Detering-Paddison was with CB Richard Ellis and Trammell Crow Company for over twenty years.  During her time there, she served as Senior Vice President, Corporate and Investor Client Accounts from April 2001 until December 2004, Chief Operating Officer, Global Services from January 2005 until December 2006, and President, Global Corporate Services—Client Accounts from December 2006 until May 2008.  Ms. Detering-Paddison was part of a ten member executive team that managed the merger between Trammell Crow Company and CB Richard Ellis in December 2006.  Recently, the Salvation Army named Ms. Detering-Paddison to its national advisory board.  Ms. Detering-Paddison is the author of “Work, Love, Pray.” Ms. Detering-Paddison holds a Master of Business Administration degree from the Harvard Graduate School of Business and a Bachelor of Science degree from Oregon State University where she graduated as Valedictorian.

Our board of directors has concluded that Ms. Detering-Paddison is qualified to serve as one of our directors for reasons including her more than 20 years of management experience.  With her background, Ms. Detering-Paddison brings substantial insight and experience with respect to the commercial real estate industry.

Jeffrey P. Mayer, 58, has served as one of our independent directors since November 2007 and is chairman of our audit committee. Mr. Mayer is currently a consultant serving the real estate industry. He also is the owner of Mayer Financial Consulting, LLC (a Georgia Registered Investment Advisor) and is the firm’s sole Investment Advisor Representative. This firm was started in 2011 to provide personal financial planning services, primarily to individuals. From 2000 until 2007, Mr. Mayer was the Chief Financial Officer of ClubCorp, Inc., a holding company that owns and operates premier golf and business clubs and destination golf resorts. He previously served as Chief Financial Officer of Bristol Hotels & Resorts in Dallas, a position he held from 1996 until the company’s acquisition by Bass PLC in early 2000. Prior to joining Bristol, he was Corporate Controller at Host Marriott Corporation (formerly Marriott Corporation) and, prior to that, held various senior financial positions at Marriott Corporation. Mr. Mayer is a member of the National Association of Corporate Directors. He was a board member of the Dallas Children’s Advocacy Center and chairman of the audit committee. A graduate of the College of William & Mary, he began his career as an accountant with Arthur Andersen LLP.

Our board of directors has concluded that Mr. Mayer is qualified to serve as one of our directors and as Chairman of our audit committee for reasons including his more than 30 years of accounting and finance experience in the commercial real estate industry. In particular, Mr. Mayer has served as Chief Financial Officer for two commercial real estate companies and has significant management experience relating to preparing and reviewing financial statements and coordinating with external auditors. Mr. Mayer continues to provide consulting services to the commercial real estate industry and is in tune with current industry trends and issues.

Cynthia Pharr Lee, 65, has served as one of our independent directors since November 2007.  Ms. Pharr Lee has served as President of C. Pharr & Company, a marketing communications consulting firm since 1993, providing strategic brand, marketing and public relations services to many real estate, construction and design firms, in addition to other corporate clients. From 1994 through February 2014, Ms. Pharr Lee served as a member of the board of directors of CEC Entertainment, Inc. (CEC-NYSE) and its audit and compensation committees.  A co-founder of Texas Women Ventures Fund, Ms. Pharr Lee serves on the Fund’s Investment Advisory Committee and is also a board member of Southwest Venture Forum.  Ms. Pharr Lee is a former president of Executive Women of Dallas and former national chairman of the Counselor’s Academy of the Public Relations Society of America.  From May 1989 through February 1993, Ms. Pharr Lee was president and chief executive officer of Tracy Locke/Pharr Public Relations, a division of Omnicom (NYSE).  She received her Bachelor of Science degree in English (summa cum laude) and her Master of Arts degree in English from Mississippi State University.

Our board of directors has concluded that Ms. Pharr Lee is qualified to serve as one of our directors for reasons, including her more than 20 years of management experience in the public relations and marketing communications industry, with significant experience working with commercial real estate and construction firms.  Ms. Pharr Lee has also served on the board of directors and audit committee of a New York Stock Exchange listed company, which allows her to provide valuable knowledge and insight into management issues. In addition, Ms. Pharr Lee’s background complements that of our other board members and brings a unique perspective to our board.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board.  Our charter currently defines an “independent director” as a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor, the Company, our Advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our Advisor or any of their affiliates, other than the Company, (2) employment by the Company, our sponsor, our Advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our Advisor or any of their affiliates, other than as a director of the Company, (4) performance of services for the Company, other than as a director of the Company, (5) service as a director or trustee of more than three real estate investment trusts, or “REITs,” organized by our sponsor or advised by our Advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our Advisor or any of their affiliates.  Serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by our sponsor or advised or managed by our Advisor or its affiliates shall not, by itself, cause a director to be deemed associated with our sponsor or our Advisor.  A business or professional relationship is considered “material” under our charter if the aggregate annual gross revenue derived by the director from our sponsor, our Advisor and their affiliates exceeds 5% of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.  An indirect association with our sponsor or our Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, our Advisor, any of their affiliates or the Company.

Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the NYSE or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE.  The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that the majority of the members of our board, and each member of our audit committee, compensation committee and nominating committee, is “independent” as defined by our charter and the NYSE.

Board Leadership Structure and Risk Oversight

Since June 2008, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer.  Mr. Aisner, as our Chairman of the Board, is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and Michael J. O’Hanlon, as our Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-to-day operations of the Company.  As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management.  Accordingly, we believe this structure is the best governance model for the Company and our stockholders.

The Company does not have a lead independent director.  Because our board of directors is small in size and each board member is kept apprised of our business and developments impacting our business, we have not designated a single lead independent director.  A majority of our board is comprised of independent directors.  The agenda for each meeting is set by the Chairman in consultation with the other directors and management.  Each director has complete and open access to our Advisor, property manager and their respective affiliates.  Moreover, our audit committee, compensation committee, and nominating committee are all comprised entirely of independent directors.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the required approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and the engagement of our Advisor and property manager, (3) the oversight of our business by the audit, compensation, and nominating committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2013, the board met ten times and acted by consent one time.  Ms. Detering-Paddison and Messrs. Aisner, O’Hanlon, Bremer, Cohen, and Mayer attended all of the meetings of the board and all of the meetings of the committees on which he or she served during 2013.  Ms. Pharr Lee attended all of the nominating committee meetings and nine of the board meetings and three of the audit committee meetings held in 2013.  We encourage our directors to attend our annual meeting of stockholders.  In 2013, all of our directors attended the annual meeting of stockholders.  Our entire board considers all major decisions concerning our business, including any investments we make.  However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.

The board of directors has established three permanent committees: the audit committee; the compensation committee; and the nominating committee.  Each committee is comprised solely of independent directors Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer, and Cynthia Pharr Lee, each of whom qualifies as “independent” under our charter as well as the NYSE rules and applicable SEC rules.  Each committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerinvestments.com.  During the fiscal year ended December 31, 2013, the audit committee met four times and the nominating committee met two times and acted by consent one time.  The compensation committee did not meet in 2013.

Audit Committee.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  Mr. Mayer is the chairman of the audit committee, and our board of directors has determined that Mr. Mayer is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee.  Our board of directors also has established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  Mr. Bremer is the chairman of the compensation committee.  The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if we determine to compensate them, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the board on changes in compensation.  The Company does not have employment agreements with the executive officers and other key personnel of us, our Advisor and its affiliates.  If we determine to hire employees, our compensation committee also would be charged with overseeing our compensation practices with respect to those employees.  Currently, we do not compensate our executive officers, and only our directors who are not employed by us or our affiliates, or by our Advisor or its affiliates, receive compensation for their services to us.  Our executive officers participate in determining the amount of director compensation, and our compensation committee has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation.  The compensation committee also administers our 2007 Amended and Restated Incentive Award Plan (the “Incentive Award Plan”).

Nominating Committee.  The nominating committee recommends nominees to serve on our board of directors.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and overseeing our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole is taken into account in considering individual candidates.  The nominating committee seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board.  The nominating committee assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board’s collective skill set that should be addressed in the nominating process.  The nominating committee has determined that the composition of the current board of directors satisfies its diversity objectives.

The nominating committee will evaluate the qualifications of each director candidate against the criteria described above in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our bylaws is no different than the process for evaluating other candidates considered by the nominating committee.  The nominees to be considered for membership to the board of directors at this Annual Meeting were recommended and nominated by the nominating committee on May 27, 2014 and approved by the full board.  Ms. Pharr Lee is the chairman of the nominating committee.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  Such parties can contact the board by mail at:  Chairperson of the Behringer Harvard Opportunity REIT II, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 139, Dallas, Texas 75209-4330.  The Chairperson of the audit committee will receive all communications made by this means and will relay all communications to the board of directors.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct Policy that is applicable to all members of our board of directors, our executive officers and employees of our Advisor and its affiliates.  We have posted the policy on the website maintained for us at www.behringerinvestments.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by promptly posting such information on the website maintained for us as necessary.

Directors’ Compensation

We pay each of our directors who is not an employee of the Company, our Advisor, or their affiliates an annual retainer of $25,000. In addition, we pay the chairperson of the audit committee an annual retainer of $10,000 and the chairpersons of our nominating and compensation committees annual retainers of $5,000 each. These retainers are payable quarterly in arrears. In addition, we pay each non-employee director (a) $1,000 for each board of directors or committee meeting attended in person, (b) $500 for each board of directors or committee meeting attended by telephone, and (c) $500 for each written consent considered by the director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of us, or an employee of our Advisor or its affiliates, we do not pay compensation for services rendered as a director.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2013 (in thousands):

Name	Fees Earned(1)
Robert M. Behringer(2)	–
Robert S. Aisner	–
Michael J. O’Hanlon	–
Michael D. Cohen	–
Andreas K. Bremer	$45,000
Diane S. Detering-Paddison	$39,500
Cynthia Pharr Lee	$42,500
Jeffrey P. Mayer	$49,500
____________________

(1)	Includes fees earned for services rendered in 2013, regardless of when paid.

(2)	Robert M. Behringer resigned from the board of directors at the end of January 2013.

Incentive Award Plan

Our Incentive Award Plan was approved by the board of directors and stockholders on December 19, 2007.  The Incentive Award Plan is administered by our compensation committee and provides for equity awards to our employees, directors and consultants and those of our Advisor and its affiliates.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards.  A total of 10,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan.  No awards have been issued under the Incentive Award Plan, and we currently have no plans to issue any additional awards under the Incentive Award Plan.

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under e quity compensation plans
Equity compensation plans approved by security holders	-	-	10,000,000*
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	10,000,000*

____________________

*	All shares authorized for issuance pursuant to awards not yet granted under the Incentive Award Plan.

Executive Officers

In addition to Robert S. Aisner and Michael J. O’ Hanlon, Andrew J. Bruce serves as one of our executive officers:

Andrew J. Bruce, 42, was elected our Chief Financial Officer in January 2012. Mr. Bruce also serves as Chief Financial Officer of Behringer Harvard Opportunity REIT I. Mr. Bruce will continue to serve as the Senior Vice President—Capital Markets for Behringer, a role in which he has served since March 2006, and be responsible for managing the financing activities for the Behringer programs, including the structuring and placement of commercial debt for new acquisitions and developments, for the refinancing of existing debt, debt restructurings, and for fund level credit facilities. Prior to joining Behringer, from 1994 to early 2006, Mr. Bruce worked for AMLI Residential Properties Trust in Dallas and in Chicago.  While at AMLI, Mr. Bruce was responsible for placing AMLI’s secured and unsecured debt and for overseeing the underwriting projections for new development and co-investment projects.  Mr. Bruce holds a Masters in Business Administration degree from the University of Chicago, and a CPA designation.  Mr. Bruce graduated from Western Michigan University with a Bachelor of Business Administration degree. Associations that Mr. Bruce is currently affiliated with include ULI (Full Member and Inner-City Council Leader), NAREIT, and Family Gateway Affordable Housing, Inc. where he serves as a board member and Vice Chairman.

Executive Compensation

Our executive officers do not receive compensation from us for services rendered to us.  Our executive officers are also officers of our Advisor and its affiliates and are compensated by these entities, in part, for their services to us.  We neither separately compensate our executive officers nor reimburse our Advisor for any compensation paid to its employees who also serve as our executive officers, other than through the general fees and expense reimbursements we pay to them under the advisory management agreement.  As a result, we do not have, and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or compensation committee report, in this Proxy Statement.  See “Certain Transactions” below for a discussion of the fees paid to and services provided by our Advisor and its affiliates.

If we determine to compensate our named executive officers in the future, the compensation committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2013 or formerly served as an officer of the Company or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2013, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer, and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company.  These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation.  Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC.  Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2013 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2013.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of June 12, 2014 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our executive officers, and our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Robert S. Aisner	–	–
Michael J. O’Hanlon	–	–
Andrew J. Bruce	–	–
Michael D. Cohen	2,762	*
Andreas K. Bremer	–	–
Diane S. Detering-Paddison(2)	–	–
Cynthia Pharr Lee	–	–
Jeffrey P. Mayer	–	–
All directors and executive officers as a group (eight persons)(5)	2,762	* *

____________________

*	Represents less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following June 12, 2014. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
The address of Messrs. Aisner, O’Hanlon, Bruce, Cohen, Bremer, and Mayer and Mmes. Detering-Paddison and Pharr Lee is c/o Behringer Harvard Opportunity REIT II, Inc., 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(3)
Does not include 22,471 shares of common stock and 1,000 shares of convertible stock indirectly owned by Behringer Harvard Holdings. Mr. Aisner controls the disposition of 4% of the limited liability company interests in Behringer Harvard Holdings. Robert M. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)	Michael D. Cohen was elected a director in February 1, 2013. Includes 2,762 shares owned by a trust for the benefit of Mr. Cohen’s spouse. Mr. Cohen disclaims beneficial ownership of such shares.

(5)
Does not include 1,000 shares of convertible stock owned by Behringer Harvard Opportunity II Services Holdings, LLC. The actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The Audit Committee oversees our financial reporting process on behalf of the Board.  The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results of operations.  The Audit Committee has discussed significant accounting policies applied by the Company in its audited financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 — Communications with Audit Committees.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including Behringer Harvard Opportunity Advisors II, LLC and its affiliates, including the matters in the written disclosures and the letter provided to the Audit Committee by the independent registered public accounting firm as required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The Audit Committee also meets privately with the independent registered public accounting firm, Chief Financial Officer, Chief Accounting Officer and Vice President of Internal Audit at each quarterly meeting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities Exchange Commission.  In addition, the Audit Committee selected, and the Board of Directors ratified the selection of, the Company’s independent registered public accounting firm.  The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Jeffrey P. Mayer, Chairman
Andreas K. Bremer
Diane S. Detering-Paddison
Cynthia Pharr Lee

The foregoing report shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) has served as our independent registered public accounting firm since January 2007.  Our management believes that Deloitte is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm.  The audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests.  Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

One or more representatives of Deloitte have been invited and are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the years ended December 31, 2013 and 2012 ($ in thousands):

	2013	2012
Audit Fees(1)	$491	$426
Audit-Related Fees(2)	–	9
Tax Fees(3)	9	5
All Other Fees	–	–
Total Fees	$500	$440

(1)	Audit fees consist principally of fees for the audit of our annual consolidated financial statements and review of our consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)
Audit-related fees consist of professional services performed in connection with a review of registration statements, as amended, for the public offerings of our common stock audits and reviews of historical financial statements for property acquisitions (including compliance with the requirements of Rules 3-05, 3-09 or 3-14).

(3)	Tax fees consist principally of assistance with matters related to tax compliance, tax planning and tax advice.

Our audit committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee’s Pre-Approval Policies and Procedures

Our audit committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $100,000, our audit committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $100,000 and over, our audit committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (1) audit fees; (2) audit-related fees; (3) tax fees; and (4) all other fees for any services allowed to be performed by the independent registered public accounting firm. If additional amounts are needed, our audit committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue.  Approval by our audit committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.  The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to our audit committee on a regular basis.  Our audit committee has considered the independent registered public accounting firm’s non-audit services provided to the Company and has determined that such services are compatible with maintaining its independence.

Our audit committee approved all of the services provided by, and fees paid to, Deloitte & Touche LLP during the years ended December 31, 2013 and 2012.

CERTAIN TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We do not currently have written formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

However, in order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our Advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. As a general rule, any related party transactions must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us.

Related Party Transactions

Our Advisor and certain of its affiliates receive fees and compensation in connection with our public offerings of shares of our common stock and the acquisition, management, and sale of our assets.

Pursuant to a dealer manager agreement, we engaged Behringer Securities LP (“Behringer Securities”) to act as our dealer manager in connection with our public offerings of common stock. Behringer Securities received commissions of up to 7% of gross offering proceeds in connection with our public offerings.  Behringer Securities reallowed 100% of selling commissions earned to participating broker-dealers.  In addition, we paid Behringer Securities a dealer manager fee of up to 2.5% of gross offering proceeds.  Pursuant to separately negotiated agreements, Behringer Securities could reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in our public offerings; provided, however, that Behringer Securities could reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  Further, in special cases pursuant to separately negotiated agreements and subject to applicable limitations imposed by the Financial Industry Regulatory Authority, Behringer Securities could use a portion of its dealer manager fee to reimburse certain broker-dealers participating in our public offerings for technology costs and expenses associated with our public offerings and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers’ customers.  No selling commissions, dealer manager fees or organization and offering expenses were paid for sales under the distribution reinvestment plan.  Our follow-on public offering terminated as to the primary portion on March 15, 2012 and we terminated the distribution reinvestment plan portion of the follow-on offering effective April 3, 2012.  For the year ended December 31, 2012, Behringer Securities earned selling commissions and dealer manager fees of $0.4 million and $0.2 million, respectively.  Behringer Securities did not earn selling commissions or dealer manager fees during the year ended December 31, 2013 as a result of the terminations. No selling commissions and dealer manager fees were paid in the three months ended March 31, 2014.

We reimbursed our Advisor or its affiliates for organization and offering expenses (other than selling commissions and the dealer manager fee) incurred on our behalf in connection with the primary offering component of our public offerings.  The total we were required to remit to our Advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) was limited to 1.5% of the gross proceeds raised in the completed primary offering components of our public offerings as determined upon their completion.  Our Advisor or its affiliates determined the amount of organization and offering expenses owed based on specific invoice identification, as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

Our Advisor was required to reimburse us to the extent that the total amount spent on organization and offering expenses (other than selling commissions and the dealer manager fee) in our public offerings exceeded 1.5% of the gross proceeds raised in the primary component of our public offerings.  Based on the gross proceeds from our public offerings, we recorded a receivable from our Advisor for approximately $3.8 million of organization and offering expenses that were previously reimbursed to our Advisor.  The receivable of $3.8 million is presented net of other payables of $0.5 million to the Advisor on our consolidated balance sheet as of December 31, 2012. We received payment of $3.8 million from our Advisor for this receivable in March 2013.

Prior to January 1, 2014, our Advisor or its affiliates also received acquisition and advisory fees of 2.5% of the amount paid and/or budgeted in respect of the purchase, development, construction, or improvement of each asset we acquired, including any debt attributable to those assets.  Our Advisor and its affiliates also received acquisition and advisory fees of 2.5% of the funds advanced in respect of a loan investment.  We incurred acquisition and advisory fees payable to our Advisor of $0.5 million and $2.3 million for the years ended December 31, 2012 and 2013, respectfully.  We incurred no acquisition and advisory fees payable to our Advisor for the three months ended March 31, 2014.  Effective January 1, 2014, our Advisor or its affiliates will receive acquisition and advisory fees of 1.5% of the amount paid in respect of the purchase, development, construction, or improvement of each asset we acquire, including any debt attributable to those assets.  Our Advisor and its affiliates will receive acquisition and advisory fees of 1.5% of the funds advanced in respect of a loan investment.

Our Advisor or its affiliates also receive an acquisition expense reimbursement in the amount of 0.25% of (i) the funds paid for purchasing an asset, including any debt attributable to the asset, (ii) the funds for development, construction, or improvement in the case of assets that we acquire and intend to develop, construct, or improve, and (iii) the funds advanced in respect of a loan or other investment.  In addition, prior to January 1, 2014, to the extent our Advisor or its affiliates directly provided services formerly provided or usually provided by third parties, including, without limitation, accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment, the direct employee costs and burden to our Advisor of providing these services was included as acquisition expenses for which we reimbursed our Advisor.  Effective January 1, 2014, such services will no longer be included as acquisition expenses for which we reimburse our Advisor. We also pay third parties, or reimburse our Advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses, and other closing costs.  In addition, acquisition expenses for which we will reimburse our Advisor, include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset.  Except as described above with respect to services customarily or previously provided by third parties, our Advisor is responsible for paying all of the expenses it incurs associated with persons employed by our Advisor to the extent that they are dedicated to making investments for us, such as wages and benefits of the investment personnel.  Our Advisor and its affiliates are also responsible for paying all of the investment-related expenses that we or our Advisor or its affiliates incur that are due to third parties or related to the additional services provided by our Advisor as described above with respect to investments we do not make, other than certain non-refundable payments made in connection with any acquisition.  For the years ended December 31, 2012 and 2013, we incurred acquisition expense reimbursements of less than $0.1 million and $0.2 million, respectfully. For the three months ended March 31, 2014 we incurred no acquisition expense reimbursements.

Prior to January 1, 2014, we paid our Advisor or its affiliates a debt financing fee of 1% of the amount available under any loan or line of credit made available to us.  It was anticipated that our Advisor would pay some or all of these fees to third parties with whom it subcontracted to coordinate financing for us.  We incurred debt financing fees of $0.3 million and $0.5 million for the years ended December 31, 2012 and 2013, respectfully. We incurred no debt financing fees for the three months ended March 31, 2014. Effective January 1, 2014, we will pay our Advisor or its affiliates a debt financing fee of 0.5% of the amount available under any loan or line of credit made available to us and we will pay directly all third-party costs associated with obtaining financing.

We pay our Advisor or its affiliates a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.  We incurred no such fees for the years ended December 31, 2012 or 2013 or the three months ended March 31, 2013.

We will pay our Advisor or its affiliates a construction management fee in an amount not to exceed 5% of all hard construction costs incurred in connection with, but not limited to capital repairs and improvements, major building reconstruction and tenant improvements, if such affiliate supervises construction performed by or on behalf of us or our affiliates.  We incurred construction management fees of less than $0.1 million for the year ended December 31, 2012.  We incurred construction management fees of $0.1 million and less than $0.1 million for the year ended December 31, 2013 and the three months ended March 31, 2014, respectively.

We pay our property manager and affiliate of our Advisor, Behringer Harvard Opportunity II Management Services, LLC (“BHO II Management”), or its affiliates, fees for the management, leasing, and construction supervision of our properties.  Prior to January 1, 2014, property management fees were 4.5% of the gross revenues of the properties managed by BHO II Management or its affiliates, plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property. Effective January 1, 2014,  property management fees will be 4.0% of the gross revenues of the properties managed by BHO II Management or its affiliates, plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property.   In the event that we contract directly with a third-party property manager in respect of a property, BHO II Management or its affiliates receives an oversight fee equal to 0.5% of the gross revenues of the property managed.  In no event will BHO II Management or its affiliates receive both a property management fee and an oversight fee with respect to any particular property.  In the event we own a property through a joint venture that does not pay BHO II Management directly for its services, we will pay BHO II Management a management fee or oversight fee, as applicable, based only on our economic interest in the property.  We incurred and expensed property management fees or oversight fees to BHO II Management of approximately $1.2 million and $0.9 million for the years ended December 31, 2012 and 2013, respectfully. We incurred and expensed property management fees or oversight fees to BHO II Management of approximately $0.1 million for the three months ended March 31, 2014.

Prior to January 1, 2014, we paid our Advisor or its affiliates a monthly asset management fee of one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset.  For the years ended December 31, 2012 and 2013, we expensed $3 million and $3.4 million of asset management fees, respectfully. For the three months ended March 31, 2014, we expensed and $0.9 million of asset management fees.  Effective January 1, 2014 we will pay our Advisor or its affiliates a monthly asset management fee of one-twelfth of 0.7% of the value of each asset. In addition, the Advisor agreed to waive accrued but unpaid asset management fees of $257,354 for the period from August 2013 through December 2013.

Prior to January 1, 2014, we reimbursed our Advisor or its affiliates for all expenses paid or incurred by our Advisor in connection with the services provided to us, subject to the limitation that we would not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeded the greater of:  (i) 2% of our average invested assets, or (ii) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Limitation”). Effective January 1, 2014, in lieu of reimbursing our Advisor for expenses paid or incurred in connection with services provided to us, we will pay our Advisor an administrative services fee in the amount of $1,775,000 per calendar year, subject to the 2%/25% Limitation. Notwithstanding the above, prior to January 1, 2014 we could reimburse our Advisor for expenses in excess of the 2%/25% Limitation, and after January 1, 2014 we may reimburse our Advisor for expenses in excess of the administrative services fee, if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For the years ended December 31, 2012 and 2013, we incurred and expensed such costs for administrative services of $1.6 million and $1.8 million, respectfully. For the three months ended March 31, 2014, we incurred and expensed such costs for administrative services of $0.4 million.

We are dependent on our Advisor and BHO II Management for certain services that are essential to us, including asset acquisition and disposition decisions, property management and leasing services, and other general administrative responsibilities.  In the event that these companies were unable to provide us with their respective services, we would be required to obtain such services from other sources.

ADDITIONAL INFORMATION

Householding

With the consent of affected stockholders, the SEC permits us to send a single copy of our Annual Report and this Proxy Statement to any household at which two or more stockholders reside if they appear to be members of the same family.  Each stockholder continues to receive a separate proxy card.  The procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs.  Only one copy of this Proxy Statement and the 2013 Annual Report will be sent to certain stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and our 2013 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.  If any stockholder residing at such an address desires at this time to receive a separate copy of this Proxy Statement and the 2013 Annual Report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should contact the Shareholder Services Department by phone at (866) 655-3650, or by mail at Behringer Harvard Opportunity REIT II, Inc., Attn: Shareholder Services, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Likewise, if any stockholders residing at one household currently receive multiple copies of these documents and would like to receive one set in the future, please contact us.

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for inclusion in the proxy materials for the 2015 Annual Meeting of Stockholders must be received by us no later than March 2, 2015.  Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.  However, if we hold our 2015 Annual Meeting before August 11, 2015 or after October 10, 2015, stockholders must submit proposals for inclusion in our 2015 proxy statement within a reasonable time before we begin to print our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws.  Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year.  Accordingly, under our bylaws, a stockholder nomination or proposal intended to be considered at the 2015 annual meeting of Stockholders must be received by us no earlier than January 31, 2015 and not later than March 2, 2015.  If we hold our 2015 annual meeting before August 11, 2015 or after October 10, 2015, a stockholder nomination or proposal to be considered at the 2015 annual meeting must be received by us not earlier than the 120th day prior to the date of the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2015 annual meeting or the 10th day following the day on which disclosure of the date of the 2015 annual meeting is first made. Our Secretary will provide a copy of bylaws upon written request and without charge.

Stockholder Communications

We have adopted a process for stockholders to send communications to our board.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors” and can also be found on the website maintained for us at www.behringerinvestments.com.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Terri Warren Reynolds
Secretary

Your Proxy Vote is Important!
We encourage you to take advantage of Internet or telephone voting.
P.O. BOX 55909	Both are available 24 hours a day, 7 days a week, through 11:59 p.m.
BOSTON, MA 02205-5909	(Eastern) the day prior to the Annual Meeting.

Vote by Internet
Please go to the electronic voting site at www.2voteproxy.com/bh1 and follow the on-line instructions.

Vote by Phone
Please call us toll free at 1-800-830-3542, and follow the recorded instructions.

Vote by Mail
Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you authorize your proxy by Internet or telephone, you do not need to mail back your proxy card.

Please ensure the address to the right shows through the	PROXY TABULATOR
window of the enclosed postage paid return envelope.	P.O. BOX 55909
BOSTON, MA 02205-9100

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
SEPTEMBER 10, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder hereby appoints Michael J. O’Hanlon, Andrew J. Bruce and Terri Warren Reynolds, or any of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of the Behringer Harvard Opportunity REIT II, Inc. common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at Behringer Harvard Corporate Headquarters, 15601 Dallas Parkway, Suite 600, Addison, Texas, on September 10, 2014 at 9:00 a.m. central time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting.

The undersigned hereby revokes any proxy heretofore given with respect to such meeting. When shares are held in joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY
OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS:

The Proxy Statement and 2013 Annual Report to Stockholders are available at www.behringerinvestments.com/OP2-2014Proxy

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive the 2014 Annual Report to Stockholders and proxy material electronically rather than by mail. To sign up for this optional service, visit www.2voteproxy.com/bh1. When the materials are available, we will send you an e-mail with instructions that will enable you to receive these materials electronically.

BH-REIT II-V2

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR ALL” nominees in Proposal 1. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “FOR ALL” NOMINEES.

Please mark box as shown in this example. ☒

1.	Election of Directors			FOR	WITHHOLD	FOR ALL
				ALL	ALL	EXCEPT*
	(1) Robert S. Aisner	(2) Michael J. O’Hanlon	(3) Andreas K. Bremer	☐	☐	☐

	(4) Michael D. Cohen	(5) Diane S. Detering-Paddison	(6) Cynthia Pharr Lee

	(7) Jeffrey P. Mayer			* To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box below:

Signature ______________	Signature ______________________	Date__________________________

NOTE: Please sign as name appears hereon. Joint owner signature required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Check here if you plan to attend the annual meeting in person. ☐

BH-REIT II-V2